Exhibit 21.1

JDS UNIPHASE CORPORATION

WHOLLY-OWNED SUBSIDIARIES

Name of Entity	State or Other Jurisdiction of Incorporation or Organization

DOMESTIC
Acterna Inc.	Delaware
Acterna LLC	Delaware
Acterna WG International Holdings LLC	Delaware
Advanced Digital Optics, Inc.	California
Agility Communications, Inc.	Delaware
da Vinci Systems LLC	Delaware
E20 Communications Inc.	Delaware
ExoGenesis Biomedical Technology	Delaware
JDS Uniphase Asia Holdings, Inc.	Delaware
JDS Uniphase Corporation	Delaware
JDSU Communications Corporation	Nevada
JDSU Label LLC	California
JDSU Norwood LLC	Delaware
JDSU Optical Corporation	Massachusetts
Lightwave Electronics Corporation	California
OPKOR, Inc.	New York
Optical Coating Laboratory, Inc.	Delaware
Photonic Power Systems, Inc.	California
Picolight Incorporated	Delaware
Ramar Corporation	Massachusetts
SDL Optics, Inc.	Delaware
SDL PIRI, Inc.	Delaware
Test-Um, Inc.	California
TTC Federal Systems, Inc.	Delaware
TTC International Holdings Inc.	Delaware
Uniphase FSC	California

INTERNATIONAL
Acterna Asia Pacific Pty Ltd.	Australia
Acterna France SAS	France
Acterna Hong Kong Ltd.	Hong Kong
Acterna India Pvt. Ltd.	India
Acterna Investments Ltd.	Guernsey
Acterna Japan K.K.	Japan
Acterna Korea Ltd.	Korea
Acterna Malaysia Sdn Bhd	Malaysia
Acterna OOO	Russian Federation
Acterna Singapore Pte.	Singapore
Agility Communications Europe Limited	United Kingdom
Casabyte Limited	United Kingdom
Celetra Holding Company	Denmark
da Vinci Technologies Pte Ltd.	Singapore
Dynatech Hong Kong Limited	Hong Kong
Flex Co., Ltd.	Beijing
Innocor Ltd.	Canada
JDS Fitel (Barbados) Inc.	Barbados
JDS Uniphase (Israel) Limited	Israel
JDS Uniphase (Shenzhen) Limited	China
JDS Uniphase Asia K.K.	Japan
JDS Uniphase Asia Ltd.	HongKong
JDS Uniphase Canada Ltd	Canada
JDS Uniphase France, S.A.S.	France
JDS Uniphase GmbH	Germany
JDS Uniphase Holdings Limited	United Kingdom
JDS Uniphase Inc.	Canada
JDS Uniphase Italia srl	Italy
JDS Uniphase Netherlands B.V.	Netherlands
JDS Uniphase Nova Scotia Company	Nova Scotia
JDS Uniphase Photonics GmbH	Germany
JDS Uniphase Singapore Pte Limited	Singapore
JDS Uniphase Technology Limited	Cayman
JDSU Austria GmbH	Austria
JDSU Benelux B.V.	Netherlands
JDSU de Mexico S.A. de C.V.	Mexico
JDSU Deutschland GmbH	Germany
JDSU Do Brasil Ltda.	Brazil
JDSU Holdings GmbH	Germany
JDSU International GmbH	Germany
JDSU Italia s.r.l.	Italy
JDSU Nordic AB	Sweden
JDSU Polska Sp.z.o.o.	Poland
JDSU Schweiz AG	Switzerland
JDSU Singapore Pte Ltd	Singapore
JDSU Spain S.A.	Spain
JDSU UK Ltd.	United Kingdom
JDSU World Holdings GmbH & Co. KG	Germany
Lightwave Electronics GmbH	Germany
TTC Asia Pacific Ltd.	Hong Kong
Wandel & Goltermann Investments Pty Ltd	Australia